Bullion Monarch Extends Gold Anomaly at Bom Jesus, Brazil

St. George, Utah – February 10, 2011 - Bullion Monarch Mining Inc. (OTCQB:BULM) is pleased to announce results from ongoing gold exploration work being done on the Bom Jesus property in Brazil. Analytical and geochemical results from a recent stream sediment sampling program exceeded expectations and established a large anomaly to the west and southwest of previous exploration efforts.

Traditionally any values between 50 and 100 ppb Au would be considered anomalous.  Several results were returned with over 3000 ppb gold (3 grams of gold per ton), the highest being over 20,000 ppb gold (20 grams of gold per ton). The presence of significant gold-in-soil anomalies verified by recent stream sediment survey results at Bom Jesus has extended the existing gold anomaly to over six kilometers (see attached map).

Bullion Monarch Mining’s previous drilling program in 2010 (see press releases dated April 4 and September 2, 2010) confirmed the presence of a large, hydrothermally altered system with zones of anomalous mineralization. The mineralization encountered in the drilling has been subject to geological, petrographic and laboratory studies and has confirmed the presence of extensive pottassic and propylitic alteration of granites and porhyritic host rocks indicating that we are within a large alteration system similar to Magellan Minerals’ Cuiu Cuiu project. Drilling intersections suggest we are close to, or in, the periphery of the main mineralization source or structure.

CEO R. Don Morris comments, “I am encouraged by the professionalism and knowledge of our Dourave Brazil partners. Their extensive expertise in the mining industry is proving to be invaluable to Bullion Monarch Mining’s success in Brazil. He continued, “The Bom Jesus property continues to demonstrate its potential as each round of exploration progresses. The new anomalies discovered seem to be significantly larger, with greater values, than the initially targeted areas. ”

This press release was reviewed by Bryan Miles, B.Sc. Geological Sciences, Professional Geologist, State of California 8739, a qualified person in compliance with national instrument 43-101. Dourave employs a QA/QC protocol on all aspects of the sampling and analytical procedures. Sampling procedures for stream sediment, soil, rock grab, channel and trench sampling includes the insertion of about 15% QA-QC samples comprising blanks, field and laboratory duplicates, and industry-certified standards. Samples have been prepared and analyzed by the following accredited laboratories: Acme, Intertek and Lakefield-Geosol.

About Bullion Monarch Mining

Bullion Monarch Mining Inc. is a publicly traded (OTC:BULM (FRA:BMJ)) gold-focused royalty company with additional interests in oil-shale technology. The Company is engaged in a continual review of opportunities to create growth through developing new royalties or participating interests by financing mine development or exploration. The majority of current royalty revenues are derived from a high-quality claim block located in Northeastern Nevada’s Carlin Trend. Bullion Monarch’s portfolio provides for direct leverage to commodity prices as well as the exploration potential of world-class ore deposits. Visit the Company website at www.bullionmm.com for more information.

Investor Relations Contact

Joseph Morris

info@bullionmm.com

(801)426-8111

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